Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-174926) on Form N-1A of Longboard Alternative Growth Fund, a separate series of the Northern Lights Fund Trust II, of our report dated July 29, 2022, relating to our audit of the financial statements and financial highlights, which appear in the May 31, 2022 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Other Service Providers”, “Portfolio Holdings Information” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

September 27, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-174926) on Form N-1A of Longboard Managed Futures Strategy Fund, a separate series of the Northern Lights Fund Trust II, of our report dated July 29, 2022, relating to our audit of the consolidated financial statements and consolidated financial highlights, which appear in the May 31, 2022 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Consolidated Financial Highlights,” “Independent Registered Public Accounting Firm”, “Other Service Providers, “Portfolio Holdings Information” and “Consolidated Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

September 27, 2022